Exhibit 99.1

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of September 8, 2025 (the “Effective Date”), by and among (i) JCP Investment Partnership, LP, JCP Investment Partners, LP, JCP Investment Holdings, LLC, JCP Investment Management, LLC and James C. Pappas (collectively, “JCP”), and (ii) Jumana Capital Investments LLC and Christopher R. Martin (collectively, “Jumana” and together with JCP, each a “Party” and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Denny’s Corporation, a Delaware corporation (the “Company”); and

WHEREAS, the Parties desire to form the Group for the purpose of (i) coordinating their activities with respect to the Company, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company (the “Coordinated Activities”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, the Parties shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and shall not be responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2.So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D or amendment thereto, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice. In addition, JCP and Jumana shall agree on a trading policy to be in effect during the term of this Agreement, which shall (i) take into account any capacity limitations with respect to securities of the Company and the desired timing of the Parties crossing any ownership thresholds with respect to securities of the Company that would trigger a filing with the SEC and (ii) provide that each of JCP and Jumana will only buy, sell or otherwise transact in securities of the Company approximately in proportion to the agreed upon target position of each Party. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.Each of the undersigned agrees to form the Group for the purpose of the Coordinated Activities.

4.JCP and Jumana hereby agree to jointly pay all expenses and costs (including all legal fees) incurred in connection with the Group’s activities (the “Expenses”) on a percentage basis as follows: (i) JCP 20% of the Expenses and (ii) Jumana 80% of the Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by the Parties in proportion to the Expenses paid pursuant to this Section 4.

5.Each Party agrees that any filing with the SEC, press release or other communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of JCP and Jumana. The Parties agree to work in good faith to resolve any disagreement that may arise between or among any members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of each of JCP and Jumana. Except as provided in Section 2, nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

8.This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9.This Agreement shall terminate on the earliest to occur of (i) 11:59 p.m. (New York time) on the second anniversary of the Effective Date, (ii) the conclusion of the Coordinated Activities or (iii) the mutual written agreement of JCP and Jumana; provided, however, that should any disagreement arise concerning the Coordinated Activities that cannot be resolved between the Parties, any dissatisfied Party shall have a 24-hour opportunity to withdraw from the Group and terminate its responsibilities hereunder prior to further public or private communications being made on behalf of the Group. In the event of termination, the Parties shall cooperate to take such actions as may be necessary or required publicly to disclose such termination and/or the consequences thereof, including, without limitation, amending any prior filings under the Exchange Act concerning the Company or the relationship of the Parties. Notwithstanding the foregoing, Section 4 (solely with respect to Expenses incurred prior to the termination of this Agreement) and Section 8 shall survive any termination of this Agreement.

10.Each Party acknowledges that Olshan shall act as counsel for the Group and each of JCP and Jumana relating to their investment in the Company.

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11.The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties.

12.Each Party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

13.Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule(s) 13D required to be filed by it under applicable law as contemplated under Section 1 of this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

JCP Investment Partnership, LP

By:	JCP Investment Management, LLC Investment Manager

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

JCP Investment Partners, LP

By:	JCP Investment Holdings, LLC General Partner

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Holdings, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Sole Member

JCP Investment Management, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

/s/ James C. Pappas
James C. Pappas

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Jumana Capital Investments LLC

By:	/s/ Christopher R. Martin
	Name:	Christopher R. Martin
	Title:	Manager

/s/ Christopher R. Martin
Christopher R. Martin

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